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                                                                   Exhibit 10.15

                       ESTERLINE TECHNOLOGIES CORPORATION

             SUPPLEMENTAL RETIREMENT INCOME PLAN FOR KEY EXECUTIVES

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                       ESTERLINE TECHNOLOGIES CORPORATION

                SUPPLEMENTAL RETIREMENT INCOME FOR KEY EXECUTIVES

                                    ARTICLE I

                                     Purpose

     This Supplemental Retirement Income Plan is intended to promote the interests of Esterline Technologies Corporation (the "Company") and its shareholders by stimulating the efforts of selected key executives of the Company by providing such key executives with a source of retirement income supplementary to their retirement income from the Esterline Technologies Corporation Retirement Plan and Trust (the "Qualified Plan") ; Such benefits are intended to provide a portion of such executives' benefits under the Qualified Plan that are lost because of statutory limits applicable to higher paid employees.

                                   ARTICLE II

                                   Definitions

     1. "Administrator" shall mean the Company's Board as set forth in Article IX hereof.

     2. "Accrued Benefit" shall have the same meaning as provided in the Qualified Plan.

     3. "Beneficiary" shall mean the person or persons designated by the Participant as provided herein or, if none, the person or persons specified in
Article VI hereof, to receive any benefits payable under the Plan in the event of such Participant's death. Each such designation shall be filed with the Administrator in a form acceptable to the Administrator and shall become effective only when received and acknowledged in writing by the Administrator.

     4. "Board" shall mean the Board of Directors of the Company.

     5. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     6. "Company" shall mean Esterline Technologies Corporation, a Delaware corporation, and any affiliate (as designated by the Board) or any successor to such corporation.


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     7. "Early Retirement Date" Shall have the same meaning as provided in the
Qualified Plan.

     8. "Eligible Spouse" shall mean the lawful spouse of a Participant as of the date of death or incompetency of the Participant.

     9. "Normal Retirement Age" shall have the same meaning as provided in the Qualified Plan.

     10. "Normal Retirement Date" shall have the same meaning as provided in the Qualified Plan.

     11. "Participant" shall mean any individual who has been designated by the Board as eligible to participate in the Plan and who has executed a Participation Agreement and returned it to the Administrator as provided in
Article III hereof.

     12. "Participation Agreement" shall mean a written agreement governing a Participant's rights under the Plan, which shall be executed by the Company and the Participant in such form as the Administrator shall specify.

     13. "Person" shall include individuals, partnerships, corporations, associations, and other entities.

     14. "Plan" shall mean the Supplemental Retirement Plan set forth herein.

     15. "Qualified Plan" shall mean the Esterline Technologies Corporation Retirement Plan and Trust, as amended from time to time.

     16. "Supplemental Retirement Income" shall mean the supplemental retirement benefit described in Article V hereof.

     17. "Vested" or "Vesting" shall mean the degree to which a Participant's right to benefits under the Plan has become nonforfeitable.

     18. "Year of Service" for all purposes shall have the same meaning as provided in the Qualified Plan.


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                                   ARTICLE III

                          Eligibility and Participation

     1. Eligibility. The Board shall designate, from time to time, certain officers of the Company, including officers who also may be directors of the Company, who are determined by the Board to be key executives of the Company and thus eligible to participate in the Plan. In selecting the officers eligible to participate in the Plan, the Board shall consider the position and responsibilities of such individuals, the value of their services to the Company, and such other factors as the Board deems pertinent. After the Board has designated an officer as eligible to participate in the Plan, the Administrator shall notify such officer and present him with a Participation Agreement executed by the Company.

     2. Participation and Contribution. An eligible officer shall become a Participant in the Plan upon executing and returning to the Administrator the Participation Agreement described in paragraph 1 above and agreeing to have withheld from his compensation an amount equal to 1% of the amount by which his compensation as described in the Participation Agreement for any year exceeds the limit provided in Section 401 (a)(17) of the Code for that year. Participant contributions shall be made by payroll deduction.

                                   ARTICLE IV

                            Vested Right to Benefits

     The Participant's interest in the benefits which he is eligible to receive under the terms of the Plan shall be vested and nonforfeitable as provided in the Participation Agreement.

                                    ARTICLE V

                         Supplemental Retirement Income

     1. Pre-retirement Termination. Upon the termination of Participant's employment prior to his retirement for reasons other than his death, he shall be entitled to a Supplemental Retirement Income in the amount and payable over the term specified in the Participation Agreement.


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     2. Retirement. Upon reaching his Normal Retirement Date or qualifying under the Qualified Plan for Early Retirement, the Participant (or his Beneficiary) shall be entitled to receive from the Company a supplemental retirement income benefit (the "Supplemental Retirement Income" herein) in such amount, commencing at his Normal Retirement Date or his Early Retirement Date, as the case may be, as shall be set forth in the Participation Agreement.

     3. Form of Supplemental Retirement Income. A Participant's Supplemental Retirement Income shall be paid in one of the forms permitted under the Qualified Plan for benefits provided under said Qualified Plan.

                                   ARTICLE VI

                                Survivor Benefits

     1. Pre-retirement Death Benefit. If a Participant dies prior to the commencement of his Supplemental Retirement Income under Article V hereof, and his Beneficiary would be entitled to a survivor's benefit under the terms of the Qualified Plan, the Participant's Beneficiary shall be entitled to receive a survivor's benefit in the Supplemental Retirement Income, calculated in the same manner as the survivor's benefit under the Qualified Plan but using the Supplemental Retirement Income in place of the Accrued Benefit under the Qualified Plan. Such survivor's benefit shall be in lieu of all other benefits which the Participant (or his Beneficiary) would have been eligible to receive under the terms of the Plan. The Participant shall have the right to specify the Beneficiary entitled to receive the Participant's survivor's benefit in the same manner as he could have done under the terms of the Qualified Plan.

     2. Post-retirement Supplemental Retirement Income. If a Participant dies after commencing to receive his Supplemental Retirement Income under Article V hereof and has selected a survivor's form of benefit, the Participant's Beneficiary shall be entitled to receive from the Company the survivor's benefit as provided by the Participant's election.

                                   ARTICLE VII

                                Withholding Taxes

     Notwithstanding anything in the Plan to the contrary, the Company shall withhold from all benefit payments made to a Participant (or his Beneficiary) under the Plan, any amount which the Company is required to withhold for any applicable state or federal taxes.


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                                  ARTICLE VIII

                        Amendment and Termination of Plan

     The Plan may be amended, discontinued or terminated by the Board at any time; provided, however, that no amendment, discontinuance or termination of the Plan shall, without the consent of any persons affected thereby, alter or impair any rights created prior to such amendment, discontinuance or termination.

                                   ARTICLE IX

                                 Administration

     The Plan shall be administered by the Board. The Board shall interpret the Plan and may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate. In so administering the Plan, the decisions and actions of the Board shall be final.

                                    ARTICLE X

                                  Miscellaneous

     1. Source of Funding. The rights of a Participant (and/or his Beneficiary) to benefits under the Plan shall be solely those of an unsecured creditor of the Company, and all benefits payable under the Plan shall be paid from the general funds of the Company.

     2. Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (and his Beneficiary) shall have no rights against the Company except as specifically provided herein. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.


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     3. Successors. A Participant shall not have any right to transfer, assign, encumber, hypothecate or otherwise dispose of his (or his Beneficiary's) right to receive benefit payments under the Plan. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business or assets of the Company.

     4. Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

     5. No Prior Right or Offer. Except as expressly granted pursuant to the Plan subsequent to its effective date, nothing in the Plan shall be deemed to give any director, officer or employee, or his legal representatives or assigns or any other person or entity claiming under or through him, any contractual or other right to participate in the benefits of the Plan.

     6. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when personally delivered to the addressee or deposited in the United States mail, postage prepaid and properly addressed to the addressee's last known address.

     7. Terms. Whenever any words are used herein in the masculine they shall be construed as though they were used in the feminine in all cases where they would so apply and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of Articles and paragraphs hereof are for general information only, and the Plan is not to be construed by reference thereto.

     8. Incompetence. If the Administrator determines that a Participant is unable to care for his affairs because of illness, accident or otherwise, any payment due the Participant shall be made only to a duly authorized guardian or other legal representative or, upon appropriate indemnification of the Administrator, to the Eligible Spouse. Any such payment shall be a payment for the account of the Participant and shall be a complete discharge of any liability of the Company therefore.


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     9. Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Washington. Invalidation of any one of the provisions of the Plan for any reason shall in no way affect the other provisions hereof, and all such other provisions shall remain in full force and effect.


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                                    EXHIBIT A
                       ESTERLINE TECHNOLOGIES CORPORATION
             SUPPLEMENTAL RETIREMENT INCOME PLAN FOR KEY EXECUTIVES
                             PARTICIPATION AGREEMENT

     This is an AGREEMENT made as of _____________________, by and between ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company") and ___________________________________________ (the "Participant").

                                    RECITALS

     A. Pursuant to the Company's Supplemental Retirement Income Plan for Key Executives (the "Plan"), to which this Agreement is attached hereto and which is incorporated herein by this reference, the Board of Directors of the Company (the "Board") has designated the Participant as eligible to participate in the Plan on the terms and conditions set forth in the Plan and in this Agreement.

     B. The Participant wishes to participate in the Plan.

     Now, therefore, the parties AGREE as follows:

     1. Participation in Plan. Pursuant to paragraph 2 of Article III of the Plan, the Participant shall become a Participant in the Plan upon executing this Agreement and delivering it to the Board. The Participant acknowledges that he has read the Plan and agrees to all of its terms, conditions and provisions. The parties agree that the definitions of terms used in this Agreement are as defined in the Plan or in the Qualified Plan.

     2. Contributions.

          a. Participant hereby agrees to have withheld from his gross compensation 1% of the amount by which his compensation for any year as described in Section 3 below exceeds the limit provided in Section 401 (a)(17) of the Code for that year.

          b. The Company shall set aside or otherwise reserve all amounts in addition to the Participant contributions necessary to fund the Supplemental Retirement Income described hereafter.


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     3. Supplemental Retirement Income. The Participant's Supplemental
Retirement Income shall equal the excess of (A) the Participant's Modified Accrued Benefit over (B) his Accrued Benefit payable under the Qualified Plan. The Participant's Modified Accrued Benefit shall be his Accrued Benefit determined as provided under Qualified Plan except that his compensation shall include only his salary and incentive compensation from annual plans and shall specifically exclude: (i) compensation from the exercise or surrender of stock options issued by the Company or the exercise or surrender of stock options or stock appreciation rights issued by Criton Corporation and (ii) long term incentive compensation and divestiture bonuses paid by either the Company or Criton Technologies. The Participant's compensation, however, shall not be limited as provided in 5401(a) (17) of the Code or any other similar statutory limitation on compensation, nor shall the benefit so determined be limited as provided by 5415 of the Code or any other similar statutory limitation on benefits.

     4. Termination Benefit.

          a. If Participant's employment is terminated by the Company without cause as defined below or he quits, he shall be entitled to his vested portion of his Supplemental Retirement Income at his Normal or Early Retirement Date.

          b. If Participant's employment is terminated for cause, he shall not be entitled to any portion of his Supplemental Retirement Income hereunder.

          c. Cause when used in connection with the termination of Participant's employment by the Company, shall mean (i) the willful and continued failure by Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from any illness, sickness or physical or mental incapacity) which failure continues after the Company has given notice thereof to Participant or (ii) the willful engaging by Participant in misconduct which is significantly injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, by Participant in bad Faith and without reasonable belief that his action or omission was in the best interests of the Company.

     5. Normal Retirement Benefit. Upon reaching his Normal Retirement Age, the Participant shall be entitled to his Supplemental Retirement Income which shall be paid by the Company in the manner elected by the Participant for his Accrued Benefit under the Qualified Plan.


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     6. Early Retirement Benefit. If the Participant elects to retire early he shall be entitled to his Supplemental Retirement Income reduced however by the Qualified Plan's early retirement factor,

     7. Vesting. The Participant's Supplemental Retirement Income hereunder shall be vested as his Accrued Benefit shall vest under the Qualified Plan.

     8. Miscellaneous.

          8.1 This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, assignees, legal representatives, and heirs; provided, however, that the Participant may not assign any of his rights under the Plan or this Agreement.

          8.2 This instrument together with the Plan constitutes the entire agreement between the parties hereto relating to the subject matter hereof and except as provided specifically herein shall not be modified or amended in any way except in writing signed by both parties.

          8.3 Neither the failure nor the delay on the part of any party hereto to exercise any right, power, or privilege shall operate as a waiver in that or any subsequent instance.

          8.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

     EXECUTED as of the day and year first above written.

                                         ESTERLINE TECHNOLOGIES CORPORATION


                                         By
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                                         Its
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                                         PARTICIPANT

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